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                                                                   EXHIBIT 10.50

UNIT PRICE CONSTRUCTION AGREEMENT ENTERED INTO BY AND BETWEEN ST. JOHN DE MEXICO, S.A. DE C.V. REPRESENTED BY MR. RANDEE J. LAWRENCE, HEREINAFTER REFERRED TO AS THE "OWNER"; AND ADMINISTRACION TIJUANA INDUSTRIAL, S.A. DE C.V. REPRESENTED BY MR. PABLO RAFAEL CARRILLO BARRON, HEREINAFTER REFERRED TO AS THE "CONTRACTOR"

                                   RECITALS

I.  The representative of Owner declares:

    a) That Owner is a corporation organized and existing in accordance with the laws of the United Mexican States;

    b) That his principal is in the process of acquiring the ownership of lots 113-A and 113-B, block 18. (the "Property");

    c) That his principal needs the Contractor to build on the Property an industrial building measuring 5,751.11 square meters or 61,904.43 square feet and other improvements. For such purposes, Contractor has provided its principal with a work estimate consisting of a catalog of unit price concepts and matrix attached hereto as exhibit "A" ("Work Estimate").

    d) That the building and said improvements are described in detail in the plans, drawings, blueprints and specifications attached hereto as exhibit "B", (the "Specifications"), which building and improvements shall hereinafter be referred to as the "Work"; and;

    e) That his principal has granted and delivered to him sufficient powers and appropriate directions for the execution of this agreement, and that such powers and directions have not since been modified, limited nor revoked.

II. The representative of Contractor declares:

    a) That Contractor is a company duly incorporated under the applicable laws of the United Mexican States, as evidenced in Public Instrument 52,543, book 903, before Notary Public Number 3 for the Municipality of Tijuana, Mr. Xavier Ibanez Herrera, duly recorded before the Public Registry of Property and Commerce of Tijuana, Baja California on September 29, 1988, registry number 20,279 page 413, Book XLIII-II auxiliary Commerce Section.

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     b)  That it is within Contractor's corporate purposes to execute and perform this agreement and provide urbanization, engineering and general construction services, and that it has the necessary authorizations, registrations and licenses to operate as a contractor;

     c) That Contractor has the experience, the know-how and the material and human resources that are necessary and adequate to duly execute and manage the Work;

     d) That Contractor has resources of its own sufficient to fulfill all labor obligations due to its workers in connection with the Work; and

     e) That his principal has granted and delivered to him sufficient powers and appropriate directions for the execution of this agreement, and that such powers and directions have not since been modified, limited nor revoked.

                                    CLAUSES

ONE. SCOPE OF WORK.

1.1 Contractor agrees to perform all tasks and all other on-site work required to construct the Work on the Property. Contractor shall furnish all labor, materials, tools, equipment, transportation and all other goods and services necessary for the performance of the Work.

TWO. SPECIFICATIONS.

2.1 The Work shall be performed in strict compliance with the technical specifications and quality standards set forth in the blueprints, drawings and specifications contained in Exhibit "B" hereof, as well as in accordance with such other specifications and standards as may be indicated by Owner from time to time in the manner set forth in this agreement (hereinafter the "Specifications"), as well as on such written instructions issued by the individual who will be in charge of supervising the Work, herein contracted by Owner.

THREE. WORK SCHEDULE AND LOG.

3.1 Contractor shall perform the Work in strict accordance with the work schedule (hereinafter the "Schedule") set forth in Exhibit "C" hereof. Contractor shall keep an

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     accurate daily log of the progress of the Work (hereinafter the "Log") and shall submit to Owner a copy thereof, on a daily basis. The Log shall reflect progress of the Work with respect to the Schedule and shall be sufficiently detailed as to enable Owner to compare the actual with the scheduled progress of the Work at all times throughout the performance of the Work. The Log shall further contain a record of any observations, clarifications, variations or corrections made by Contractor or by Owner, in the performance of the Work, in respect of the Specifications.

FOUR. PRICE OF THE WORK.

4.1 Owner shall pay to Contractor the resulting amount according to the concepts, volumes and unit prices conforming with the work progress for which Contractor shall present, for its weekly revision and authorization, the estimates supported with the volume generators in the formats so indicated by Owner.

4.2 The total price of this operation is $1,931,912.99 (one million nine hundred and thirty one thousand nine hundred and twelve 99/100) dollars, United States of America currency, plus the Value Added Tax (v.a.t.), and it is based upon the estimated volume of work as of this date.

4.3 The ruling unit prices are the ones presented by Contractor for the Work bidding, pursuant to Exhibit "B" and cannot be subject to change, unless a written agreement is made on the part of Owner.

4.4 Owner shall pay, as advance payment the amount of $772,765.20 (seven hundred and seventy two thousand seven hundred and sixty five 20/100 ) dollars, United States of America currency, that shall be proportionately amortized according to the amounts of the payable estimates presented by Contractor.

4.5 The balance, less a holdback of 5% of the balance, shall be paid in equal monthly installments over the course of construction of the Work. Such holdback amount will be paid to Contractor upon completion and acceptance of the Work by Owner.

FIVE. PAYMENT OF THE PRICE.

5.1 Contractor shall provide Owner, against payment for any concept, the invoices corresponding to the total estimate value, which shall meet all tax requirements as requested by Mexican Law. The payments shall be paid accordingly to the Schedule.

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     In the event contractor has a delay in the performance of the jobs, the payments shall be withhold.

5.2 Acceptance of the final payment by Contractor, shall be considered as Contractor's acceptance of its assumed responsibility regarding each and all claims that may arise against Owner in connection with Work and with the present agreement.

SIX. RESPONSIBILITY FOR SPECIFICATIONS.

6.1 Contractor shall be responsible for the proper design, engineering and supervision of the Work, in accordance with the Specifications, and in accordance with all applicable federal, state and local legal requirements, and common local industry practices for capacity, strength, vibration and function. Contractor shall be solely responsible for defining the Specifications and represents to Owner that same are true and correct, and in conformity with all industry standards and in compliance with all applicable legal requirements.

SEVEN. OWNERSHIP OF SPECIFICATIONS.

7.1 Owner shall be the sole and exclusive owner of the drawings, plans, blueprints and any other documents containing the Specifications, including all the information contained therein, which shall constitute proprietary information. Contractor shall provide Owner, at the time the Work is accepted by Owner upon its completion, with one final set updated according to the actual performance of Work, printed in Mylar, of all reproducible drawings and specifications.

EIGHT. QUALITY OF WORK, LABOR AND MATERIALS.

8.1 All work, labor and materials employed, provided or utilized by Contractor or its sub-contractors in the performance of the Work, shall be of the highest quality available, or of any lesser quality authorized in the Specifications, provided, however, that in no event may Contractor or its sub-contractors employ, provide or utilize work techniques, labor or materials that fail to meet the quality requirements or other specifications set forth by the current or applicable construction laws, regulations, ordinances or guidelines in force in Mexico.

NINE.  NO AGENCY OR REPRESENTATION.

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9.1   Contractor shall not be considered a representative or agent of Owner, provided, however, that Contractor may act on behalf of Owner in the obtainment of permits and the procurement of materials, to the extent therefore necessary and in such other specific cases as approved in writing by Owner.

TEN. REQUIRED PERMITS AND REGISTRATIONS.

10.1 Contractor shall obtain at its expense all required licenses, authorizations and permits, including, without limitation, the corresponding construction license from the municipal government of Tijuana, Baja California. Likewise, Contractor shall properly file all required registration applications before the corresponding governmental agencies, including, without limitation the registration of the Work with the Mexican Institute of Social Security. All such licenses, authorizations, permits and registrations shall clearly show Owner as the owner of the Work.

10.2 Owner will promptly deliver to Contractor all information and documents held by same, which result necessary for the filing, processing and obtainment of the above referred permits, licenses, authorizations and registrations.

10.3 The originals of said permits, licenses, authorizations and registrations shall be delivered to Owner upon final acceptance of the Work.

ELEVEN. START AND COMPLETION DATE.

11.1 Contractor shall initiate performance of the Work immediately upon execution hereof and of reception of advance payment ("Initiation Date"), and shall complete same in the manner herein required within six (6) months from the Initiation Date. The date of expiration of the above referred six months term shall be referred to hereinafter as the "Completion Date". If in the reasonable opinion of the Owner it becomes necessary that Contractor operates night shifts or weekends and holidays, or that it hires additional labor force, in order to complete the Work by the Completion Date, Contractor shall operate the necessary night shifts, weekends or holidays, or hire such additional labor force as is therefore necessary, without additional cost to Owner, unless such additional efforts are necessary as a result of modifications to the Specifications authorized by Owner or are otherwise attributable to Owner, or are necessary because of a Work delay which is excused pursuant to the following paragraph.

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11.2  If the performance of the Work is delayed due to actions or omissions of
      Owner, or to acts of god, such as fire, flood, rain, wind or others beyond the control and without the fault or negligence of Contractor which temporarily prevent the performance of the Work, the Completion Date shall be set back the same number of days during which said actions, omissions, or acts of god prevented the performance of the Work. Contractor shall not be entitled to demand payment of damages or increased costs suffered due to the delays above mentioned, except for delays caused by actions or omissions of Owner. The supervision and inspection of the Work by the Owner, and the requirement of corrections to non conformities with the Specifications shall not be deemed to constitute a delay due to Owner.

11.3 The modifications to the Specifications directed or requested by Owner shall not constitute a reason for setting back the Completion Date in the manner above indicated, unless such is agreed to at the time said modifications are communicated to Contractor.

TWELVE. MODIFICATIONS TO SPECIFICATIONS.

12.1 At any time during the performance of the Work, Owner may direct or request Contractor to modify the Specifications as it deems appropriate and necessary. The Price shall be adjusted in accordance with the increase or reduction in Contractor's accruable fees, labor, materials and sub-contracting expenses resulting from the modification and considering the time impact on the Completion Date. Such modifications shall be notified to Contractor by a Change Order drafted in the manner set forth in Exhibit "C" hereof. No changes shall be made to the Specifications without the written approval of the Owner.

THIRTEEN. CONTRACTOR'S SUPERVISION OF THE WORK.

13.1 Contractor shall supervise and direct the Work using its best skill and attention in order to make sure that all work techniques, materials and labor used in the performance of the Work comply with the terms of this agreement.

13.2 To the above effects, Contractor shall keep at the Work site during the performance of the Work a competent superintendent, satisfactory to Owner. In case a superintendent proves unsatisfactory to Owner, same shall be promptly replaced by Contractor, upon written request by Owner. The superintendent or its assistants, shall not be changed without 30 days notice to Owner in writing.

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FOURTEEN. OWNER'S INSPECTION OF THE WORK.

14.1 Contractor shall allow Owner to inspect the Work at any time, without need of prior notice, in order to verify performance of the Work in accordance with the terms hereof. Such supervision shall not relieve Contractor of any responsibility or liability deriving herefrom in connection with the performance of the Work.

FIFTEEN. CORRECTIONS.

15.1 Should any part of the Work or the materials utilized in its performance be found by Owner to be defective, damaged or in any way non conforming with the Specifications, Owner shall immediately notify Contractor thereof, and Contractor shall, immediately or as soon as it is practicable, remove, replace, reconstruct or refinish, as appropriate and at the sole reasonable discretion of the Owner, the defective, damaged or non conforming materials or portion of the Work. Such correction shall be entirely at the expense of Contractor and shall not originate the Completion Date to be set back.

15.2 In the event Contractor fails to correct the Work as provided in the preceding paragraph, Owner may, upon five (5) days written notice to Contractor, order Contractor to stop performance of any part or all of the Work and may correct or have corrected the corresponding deficiencies. In such event, Owner shall deduct the actual cost thereof from the Price. Such correction by Owner shall not imply a waiver of its rights to any other remedies available under this agreement.

SIXTEEN. HAZARDOUS MATERIALS AND WASTE.

16.1 Contractor shall not make use of hazardous materials in the performance of the Work and, in the event that any hazardous wastes or residues are generated in the performance of the Work, it shall, a) handle and dispose of same in full compliance with all legal and technical provisions providing for handling and disposal of such wastes, and b) shall perform or have performed all cleaning work necessary in order to ensure that the Work is delivered entirely free from any such contamination and is in full compliance with the applicable environmental requirements. Contractor shall further hold harmless and indemnify Owner from and against any claim, lawsuit, judgment, administrative procedure or penalty in connection thereof.

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SEVENTEEN. LABORATORY TESTS.

17.1 Contractor shall, at its own cost, hire laboratory services to perform any tests deemed convenient, provided, however, that the results thereof shall not be binding or conclusive under this agreement. Owner must be notified at least twenty four hours in advance of the performance of any such tests. All Work required to be tested and thereafter buried underground or otherwise concealed, shall be tested before being buried or covered and the test conditions shall be applied for a sufficient length of time to permit adequate inspection. Contractor shall furnish Owner complete written test results and data, as soon as same are available. In the event the test results indicate that the part of the Work tested fails to conform with the Specifications, Contractor shall immediately make the corrections thus necessary, without need of a written or verbal request from Owner.

EIGHTEEN. INSURANCE.

18.1 Owner shall obtain at Owner's expense, all risk coverage for the full cost of the Work in US Dollars and for the sum legally required, which shall provide at least, coverage for the following:

18.1.1 All risks of physical damage including but not limited to fire, broad coverage risks, (but excluding earthquake and flood) for the term of construction, including the materials, components and equipment of Owner, for the full cost of replacement of the construction effected up to the date of the damage;

18.2 Contractor shall obtain at Owner's expense the following insurance coverage's:

18.2.1 General public liability including comprehensive automobile insurance showing owned, non-owned and hired automobile coverage, in an amount equal to or greater than US$2,000,000.00 (two million and no 00/100) dollars, United States of America currency, per occurrence, to insure Owner and Contractor at all times from any claims resulting from injury or death to any person or persons, or damages to property caused in whole or in part by actions or omissions of Contractor, Owner or any of Contractor's sub-contractors, suppliers or any other party directly or indirectly employed or hired by Contractor or its sub-contractors in connection with the performance of the Work, or any other activity associated or related with the Work, or

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        acts of God or force majeure, as provided by the Civil Code for the
        State of Baja California and the Federal Labor Law of the Mexican Republic.

18.2.2 The above-referred insurance policy shall be in the name of Owner and the Contractor and issued by an insurance company satisfactory to Contractor and Owner authorized to do business in Mexico.

18.2.3 As evidence that Contractor has contracted on behalf of Owner the insurance as required above, it shall within 5 (five) days after the execution hereof, deliver to Owner appropriate certificates of insurance issued by the insurance company evidencing that Contractor has duly obtained the insurance required hereunder, and that such insurance is primary as respects any claims, losses or liability arising directly or indirectly from the insured's operations.

18.3 Contractor shall not start the Work until after the above-referred insurance certificates have been delivered by Contractor and sub-contractors and the insurance has been approved by Owner and Contractor. Approval of the insurance by the Owner shall not relieve or reduce the liability of Contractor hereunder. Owner shall be named as an insured and all policies shall provide that Owner is to receive 30 (thirty) days prior written notice of cancellation of such policy or material change in coverage therein. In the event of casualty, Owner and Contractor shall promptly initiate adjustment procedures with the respective insurance company and the proceeds paid thereby will be distributed among the parties hereto in accordance to their respective interests as they appear herein.

18.4 Contractor shall not be obligated to provide insurance coverage for any employees nor for the equipment of the Owner at the Work site.

NINETEEN. LIABILITY FOR DAMAGES.

19.1 Contractor shall be liable for all losses or damages to all Work, to the property of Owner, or to third parties' property, as well as for injury or death of its own, and of Owner's employees, agents or any other persons, while they are on the site of the Work or on the Property during the performance of the Work, or in adjacent areas, when such damages, injuries or deaths are caused in whole or in part by any acts or omissions of the Contractor, including the Contractor's own negligence or failure to provide appropriate safety measures and adaptations.

TWENTY.  GUARANTEE.

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20.1  Unless otherwise specified under the various headings herein, all workmanship and materials used in the performance of the Work, as well as all fixtures and equipment furnished by Contractor and installed under this agreement, shall be absolutely guaranteed by Contractor for a period of one (l) year after their final acceptance in writing by Owner. This Guarantee shall be effective notwithstanding any additional guarantees obtained by Owner from the manufacturers or suppliers of any materials, fixtures and equipment. Any imperfections or defects which may develop or be discovered in the workmanship or materials used, or in the fixtures or equipment furnished by the Contractor during such 1 (one) year period shall be immediately repaired or replaced, at Owner's option, by the Contractor, at Contractor's expense.

20.2 All such repair or replacement work is also hereby absolutely guaranteed for a period of 1 (one) year from the date of the correction thereof. It is understood and agreed that Contractor shall supply Owner with a written guarantee of all Work covered under this agreement and such guarantee will contain the date upon which said Work was accepted by Owner and the date upon which the guarantee shall expire.

TWENTY ONE. CONSTRUCTION DRAWINGS.

21.1 Based on actual field measurements, Contractor shall keep a complete set of drawings and specifications at the Work site, which drawings shall be maintained current and up to date to reflect any changes due to field conditions and to modifications to the Specifications requested by Owner. Such set of reproducible mylar drawings and specifications shall be delivered to Owner upon termination of the Work, as a record of the Work done.

21.2 Contractor shall prepare a complete set of drawings as a record of the Work done from marked up drawings, specifications and changes due to field conditions and alterations requested by the Owner. These drawings shall be prepared on reproducible mylar, and must be delivered within 60 (sixty) days after termination of the Work.

TWENTY TWO. BONDS.

22.1 Upon execution of this Agreement, and before receiving the advance payment, Contractor shall post an advance payment bond equal to the full amount of the advance payment required under this Agreement. Such advance payment bond shall be issued by a bonding company and shall be on terms reasonably acceptable

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        to Owner. The terms shall include a guaranty of the obligation of
        Contractor to complete the Work in accordance with this Agreement.

22.2 On acceptance of the Work by Owner and prior to payment of the holdback amount, Contractor shall obtain and provide to Owner a performance bond in the amount of 10% of the contract amount covering the warranty period and warranty provisions set forth in this Agreement.

22.3 All bonds provided herein shall be issued by bonding companies holding a Standard & Poor rating of "B" or better or as otherwise approved by Owner.

TWENTY THREE. RESPONSIBILITIES OF THE PARTIES.

23.1 In addition to the fulfillment of the obligations set forth elsewhere in this agreement, the parties shall have the following responsibilities:

23.1.1 Contractor shall indemnify and hold Owner harmless from and against all losses, demands, claims, payments, suits, actions, recoveries and judgments of any nature brought against it by reason of any acts or omissions of Contractor, its agents or employees, or of any of its sub-contractors, their agents or employees, in the execution of the Work, including, without limitation, the use, discharge, storage or disposal of any toxic substance or hazardous material or residue.

23.1.2 Owner shall indemnify and hold Contractor harmless from and against all losses, demands, claims, payments, suits, actions, recoveries and judgments of any nature brought against it by reason of any acts or omissions of Owner, its agents or employees.

23.1.3 Contractor shall forever protect and defend Owner in the full and free use and enjoyment of any and all right to any invention, machines, or devices which may be used as part of the Work, either in the construction or use after completion, against all suits of all persons and shall pay all royalties and license fees necessary for the use and enjoyment of such inventions, machines, or devices.

23.1.4 Contractor shall further save and hold Owner harmless, from and against any and all claims, demands, losses, suits, payments, actions, recoveries or judgments brought against Owner by any of Contractor's sub-contractors.

TWENTY FOUR. LABOR RESPONSIBILITY.

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24.1  Nothing contained in this agreement or its exhibits shall create or be deemed to create a labor relationship between Owner and Contractor's employees. Contractor has represented to Owner that it has the sufficient elements of its own which will allow it to fully comply with all labor responsibilities in regard of its personnel and shall, during the performance of the Work and the duration of this agreement, continue to maintain such sufficient elements of its own. Contractor assumes all labor responsibility for all personnel assigned to or contracted for the performance of the Work, and agrees to strictly comply with all its obligations as employer with respect to said personnel under the Federal Labor Law, the Mexican Institute of Social Security Law, the National Institute of the Fund for Workers Housing Law and all regulations and ordinances issued under any applicable law. Contractor agrees to indemnify and hold Owner harmless in the event of any labor claim filed by any worker or employee of Contractor or its sub-contractors as well as any claim filed by the Mexican Institute of Social Security or the Institute of the National Fund for Workers Housing due to the failure of Contractor to make payment of the respective dues and taxes.

24.2 Contractor shall appoint Owner as the owner of the Work in the respective registration notice it files with the Mexican Institute of Social Security, and Contractor shall provide to Owner the original of said notice upon final acceptance of the Work.

TWENTY FIVE. SUBCONTRACTORS.

25.1 Contractor shall be fully and solely responsible towards Owner for all acts and omissions of its sub-contractors and of persons either directly or indirectly employed by them, as well as for acts and omissions of persons directly employed by it.

25.2 Nothing contained in this agreement or its exhibits shall create a contractual or labor relationship between Owner and any of Contractor's sub-contractors. Contractor is not authorized to make any commitment on behalf of Owner, unless such is previously authorized in writing.

25.3 Contractor agrees to make that all sub-contractors agree to observe and fulfill all applicable terms and obligations arising hereof.

25.4 Contractor shall not delegate to any of its sub-contractors the responsibilities and obligations corresponding to the Contractor under this agreement.

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25.5    Contractor shall cause that all provisions contained herein in regard to warranty, insurance, changes and modifications in the Work, formal acceptance of the Work and the right to inspect by the Owner, be included in the agreements entered with each one of the sub-contractors.

TWENTY SIX. CLAIMS.

26.1 Immediately upon the delivery of the final payment or of the retained percentage, Contractor shall deliver to Owner a complete release and waiver of lien by Contractor of all claims arising out of this agreement or payments due to government agencies such as IMSS, Hacienda, STPS, SAR, INFONAVIT, among others, or receipts for the full value of the Work in lieu thereof, together with an affidavit stating that the receipts include all the labor and materials for which a claim could be filed. Neither the final payment nor any part of the retained percentage shall be deemed due if the above release and waiver, or receipts, are not delivered.

TWENTY SEVEN. INSPECTION AND FINAL ACCEPTANCE.

27.1 Prior to acceptance of the completed Work, Owner shall be entitled to inspect the Work in the following manner:

27.1.1 The Work shall be subject to inspection and test by Owner during its construction and at all other times and places, including without limitation the plants and offices of Contractor, and of its sub-contractors and suppliers.

27.1.2 The Work shall be subject to one final inspection and acceptance. Such final inspection in full or in part shall be made within 15 (fifteen) working days after notice of the completion of the Work by Contractor.

27.1.3 After the final inspection is performed, Owner will accept in writing those areas or systems of the building that have been completed according to Specifications. At the same time, a "punch list" will be prepared containing pending or defective items that are to be completed or repaired within the following 30 (thirty) days. Failure to include any items on the punch list will not alter the responsibility of Contractor to complete the Work pursuant to the Specifications.

27.1.4 Within three (3) working days after any inspection requested by Contractor is performed, Owner shall inform Contractor in writing of any defects or imperfections of the portion of the Work inspected.

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27.1.5  Upon request of Contractor, completed defined portions of the Work or
        "punch list" items will be subject to inspection by Owner within 3 (three) working days after Owner is notified of their termination, which partial inspections shall be in accordance with the same terms, conditions and effects as set for the final inspection. Such partial inspections will not release Contractor from its guarantee obligation under Clause Twenty above.

27.1.6 At the time final inspection is performed and the Work is accepted by Owner, Owner will cancel the bond referred to in clause twenty two, paragraph 22.1, and Contractor shall deliver to Owner the last bond mentioned in paragraph 22.2 covering 10% (Ten percent) of the Price with a term of 1 (one) year to guarantee against construction defects. At such time, Owner will accept the Work in writing and it shall release and deliver to Contractor the amount retained.

TWENTY EIGHT. COMPLETION OF THE WORK

28.1 Contractor guarantees that the Work will be completed by the Completion Date, at which time the industrial building and other improvements requested by Owner will be fully completed in accordance with the Specifications and all of its systems and installations will be fully operable, with the interior of the building finished, in such manner that it allows Owner to install, test and operate its equipment and machinery, and test the production of the products it intends to manufacture.

TWENTY NINE. CONTRACTOR'S RIGHT TO TERMINATE CONTRACT.

29.1 Should Owner fail to pay Contractor any approved payment within 15 (fifteen) days after is due, then Contractor, upon 5 (five) days written notice to Owner may stop the Work or terminate this Agreement and recover form Owner payment for all Work executed and reasonable profit. Owner shall have the right, however, to pay Contractor's invoice, or approved portion thereof, during the five (5) day period following written notice thereof, and, in such event, this Agreement shall not be terminated.

29.2 Should the Work be stopped by a governmental agency or other state or public office or by any act of negligence of Owner through no fault of Contractor, Contractor's time for completion of the Work shall be extended by a like time and such extension shall be evidenced in writing signed by Owner and Contractor.

THIRTY. OWNER'S RIGHT TO TERMINATE CONTRACT.

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30.1    Owner, at its discretion, may terminate the agreement at any time by giving written notice thereof to Contractor at least 15 (fifteen) days prior to the effective date of termination. Upon receipt of notice of termination, Contractor shall terminate all work under the agreement on the date specified in such notice and shall a) terminate all orders and subcontracts chargeable to the performance of this Contract, which may be terminated without additional cost; b) terminate and settle, subject to approval by Owner, other orders and subcontracts where the cost of settlement will be less than the costs which would be incurred if such orders and Subcontracts were to be completed and c) transfer to Owner, in accordance with Owner's directions, all materials, supplies, work in process, facilities, equipment, machinery or tools acquired by Contractor in connection with the performance of the Work and for which Contractor is to be reimbursed hereunder, and all drawings, working drawings, sketches, specifications and information accumulated for use in the performance of the Work. Contractor shall, if directed by Owner and to the extent stated in the notice of termination, do such work as may be necessary to preserve the Work in progress and to protect material, plant and equipment on the Work or in transit thereto.

30.2 Upon termination of this agreement and compliance by Contractor, all in accordance with the provisions of the preceding paragraph, Owner shall pay to Contractor in discharge of all of its obligations under this agreement, only for a) such portion of the Work as the Contractor and its subcontractors shall have completed, plus b) the cost to the Contractor for materials which have been delivered to the plant site of the Owner up to the effective date of termination, plus c) the cost to Contractor of materials to be used in the performance of this agreement for which bona fide irrevocable orders have been placed by Contractor prior to the effective date of termination, which have not been terminated and settled hereunder, provided that such materials are delivered to Owner within a reasonable period of time after the effective date of termination, plus d) the cost to Contractor of termination and settling orders and subcontracts in accordance with this provision, and plus e) the cost to Contractor of complying with Owner's directions relative to the preservation of the Work in progress and the protection of materials, plant and equipment on the work or in transit thereto. Owner shall have a credit against the aggregate of items a) through e) above, for the amounts therefore paid by Owner to or for the account of the Contractor, pursuant to other provisions of this agreement.

30.3 The payment to be made for any such completed portion of the Work shall be in the proportion that the completed portion of the Work bears to the entire Work provided for in this Contract, which portion shall be determined by the Owner. "Cost to the Contractor" as used herein, shall include field and home furniture, equipment and

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        business machines and payment of office utility costs directly applicable to this agreement and not otherwise reimbursed hereunder. However, Owner shall be under no obligation to pay Contractor for overhead or anticipated profits on any portion of the Work not completed. Such costs and expenses shall be subject to audit by Owner. The sum of all amounts payable under this clause plus the sum of all amounts previously paid under this agreement shall in no event exceed the Price.

30.4 The only claim of Contractor against Owner for loss, damage or otherwise, on account of such termination by the Owner, shall be for the compensation and payment in accordance with the above provisions.

30.5 In any and all subcontracts entered into between Contractor and its subcontractors, in any and all other commitments and obligations which Contractor may undertake or incur, all in connection with the Work under this agreement, Contractor shall make provisions consistent with this Clause relative to the termination of the agreement by Owner and the payment of obligations in connection therewith. Owner shall be under no obligation to compensate Contractor under the provisions of this Clause if this agreement is terminated because of default or breach by Contractor.

30.6 Should the Contractor at any time a) fall into a bankruptcy, makes a general assignment for the benefit of creditors, makes or permits the appointment of a receiver for all or a substantial part of its property, or fails or refuses to prosecute the Work as provided for herein or b) fails to perform any other requirement of this agreement and does not cure or begins to cure such failure within ten (10) working days after written notice thereof is given by Owner, Owner shall have the right, at its option and without prejudice to any other remedies available to same, to take possession, for the purposes of completing the Work, of Owners materials, tools, equipment and appliances at the site, and either complete or employ any other person or persons to complete the Work. In case of such termination of the employment of Contractor, Contractor shall not be entitled to any further payment until the Work has been fully completed and accepted by Owner, at which time, a) if the unpaid balance of the Price exceeds the expense (including, but not limited to, the cost of completing the Work) sustained by Owner on account of Contractor's default, Owner shall pay the amount of such excess to Contractor, and b) if such unpaid balance is less than the expense sustained by Owner, Contractor shall pay the amount of such difference to Owner.

THIRTY ONE. HOLD HARMLESS.

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31.1    If for any reason Contractor fails to meet all permitting requirements or to comply with any laws, regulations, ordinances or guidelines applicable to its performance of the Work, Contractor shall be responsible for the payment of any fines or penalties imposed upon Owner, as well as of all losses, costs and expenses derived from the suspension of the Work by any governmental agency, and it hereby agrees to indemnify and hold Owner harmless from and against any and all such fines, penalties or losses, including any liens on the Work or on the Property and other expenses that Owner may incur as a result thereof.

THIRTY TWO. TEMPORARY FACILITIES AND UTILITIES.

32.1 Contractor shall provide at its expense all temporary facilities and utilities required for completion of the Work in accordance with the Specifications, which shall include, without limitation:

32.1.1 Temporary construction roads, ramps and approaches, and maintain them in a serviceable condition for use by all persons performing Work in connection with this agreement.

32.1.2 Main ladders and runways for the performance of the Work. Subcontractors shall provide additional ladders and runways as required for the performance of their own work.

32.1.3 Field offices and other temporary structures such as offices, construction and storage sheds, that Contractor and its subcontractors may require. When directed by Owner, Contractor shall remove the temporary structures from the Property if same are not necessary to continue with the Work.

THIRTY THREE. RECEIPTS FOR TAXES AND EXPENSES.

33.1 Immediately upon Owner's request, Contractor shall deliver to Owner true copies of all receipts or other adequate evidence, satisfactory to Owner, of payment of all of Contractor's taxes, and social security and labor assessments related to the performance of the Work. Further, Contractor shall, immediately upon Owner's request, furnish Owner with receipts or other adequate evidence, satisfactory to Owner, of payment of the subcontractors' fees, purchases of materials, rental of equipment and any other expenses associated with the performance of the Work.

THIRTY FOUR. REPRESENTATIVES.

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34.1    Owner designates Dan DeMille and Randee Lawrence as its authorized representatives, in order to represent Owner before Contractor for all matters pertaining to the performance of the Work. Any duly accredited employee, agent or representative of the designated Owner's representatives shall be entitled to be at any time at the site of the Work and shall have access to all areas of same, including, without limitation, the Contractor's on-site offices, with the purposes of inspecting the Work and signing the Log on a daily basis, as evidence that such Log is true and current, and duly notified to Owner in accordance herewith. Owner's authorized representatives shall record any observations regarding the work progress and performance in both the Contractor's and the Owner's copies of the Log.

34.2 Contractor designates Miguel A. Granados as its appointed representative before Owner.

THIRTY FIVE. EXHIBITS.

35.1 All exhibits of this agreement are attached hereto, duly signed by the parties' representatives and are thus an integral part hereof.

THIRTY SIX. ASSIGNMENT.

36.1 This agreement is binding to both parties hereto, its successors, assigns and legal representatives. Neither party may assign this agreement as a whole or in part without the written consent of the other, nor shall Contractor assign any monies due or to become due hereunder without the previous written consent of Owner. However, Owner may assign this agreement to any of its parent companies, subsidiaries, or affiliates without the consent of Contractor.

THIRTY SEVEN. JURISDICTION AND APPLICABLE LAW.

37.1 For all matters pertaining to the interpretation, fulfillment or performance of this agreement, the parties submit to the Laws and courts of the city of Tijuana, Baja California, thereby waiving any other venue and Jurisdictions they may otherwise be entitled to due to their current or future addresses, or to any other reason whatsoever.

THIRTY EIGHT. VERSIONS.

38.1 This agreement is executed in two versions. One in the English language and the other in the Spanish language. Both versions are intended to be of identical content,

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        meaning and purpose. However, in case of controversy as to their content, meaning or purpose, the Spanish version shall prevail.

THIRTY NINE. NOTICES.

39.1 All notices required or desired to be given under this Contract shall be in writing and delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                  TO OWNER:                          TO CONTRACTOR:
        Blvd. Agua Caliente 4558-403        Blvd. Acapulco 14700
        Col. Aviacion, 22420                Parque Industrial Pacifico, 22670
        Tijuana, Baja California, Mexico    Tijuana, Baja California, Mexico.


39.2 Or to such other address as any of the parties may, from time to time designate in writing and mutually notify in the manner above set forth.


                  Tijuana, Baja California, December 11, 1997


                The Contractor                         The Owner


     By: Mr. /s/ RAFAEL CARRILLO- BARRON     By: Mr. /s/ RANDEE J. LAWRENCE
             ---------------------------             ----------------------
             Mr. Rafael Carrillo- Barron             Mr. Randee J. Lawrence

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